As filed with the Securities and Exchange Commission on February 17, 2005

                                                   Registration No. 333-114811
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                 ON FORM F-10

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               CP SHIPS LIMITED
            (Exact Name of Registrant as specified in its charter)

          New Brunswick                                 4012                               Not Applicable
 (State of other jurisdiction of            (Primary Standard Industrial                  (I.R.S. Employer
  incorporation or organization)             Classification Code Number)                Identification No.)

                                 2 City Place
                               Beehive Ring Road
                                Gatwick Airport
                              West Sussex RH6 0PA
                                United Kingdom
                              +44 (0) 1293 866200
              (Address, Including Zip Code, and Telephone Number,
       Including Are Code, of Registrant's Principal Executive Offices)

                                 J.P. LACASSE
                          CP SHIPS (AMERICAS) LIMITED
                      Suite 3300, 401 East Jackson Street
                             Tampa, Florida 33602
                                1 813 276 4600
          (Name, Address, (including Zip Code) and Telephone Number,
       (including Area Code), of Agent for Service in the United States)

                                   Copy to:

                               Thomas M. Thesing
                          Sidley Austin Brown & Wood
                               Woolgate Exchange
                             25 Basinghall Street
                                London EC2V 5HA
                              +44 (02) 7360 3600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                         ---------------------------

                                ALBERTA, CANADA
               (Principal jurisdiction regulating this offering)
                          ---------------------------

It is proposed that this filing shall become effective (check appropriate box:

     A. / X / upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

     B.  /  / at some future date (check appropriate box below)

         1. / / pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

         2. / / pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

         3. / / purusant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

         4. / / after filing of the next amendment to this Form (if preliminary material is being filed).

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdictions' shelf prospectus offering procedures, check the following box / X /.

                         ---------------------------
===============================================================================

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 (the "Securities Act"), or such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

                          ---------------------------


This Post-Effective Amendment No. 1 to Registration Statement on Form F-10 (File No. 333-114811) (the "Registration Statement") is filed by CP Ships, a corporation duly organized and existing under the laws of New Brunswick, Canada (the "Company" or the "Registrant"). Except as amended hereby, the Registration Statement remains in full force and effect.

                                    PART I

        INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

     AMENDMENT NO. 1 DATED 17th FEBRUARY 2005 TO THE BASE SHELF PROSPECTUS
                             DATED 21ST APRIL 2004

This Amendment, together with the Base Shelf Prospectus dated 21st April 2004, and each document deemed to be incorporated by reference therein, constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. No securities regulatory authority has in any way passed upon the merits of these securities and it is an offence to claim otherwise.

                                                             17th FEBRUARY 2005
                               CP SHIPS LIMITED
       US$200,000,000 4% Convertible Senior Subordinated Notes due 2004

Our base shelf prospectus dated 21st April 2004 (the "Prospectus") is amended to allow for the incorporation by reference of our restated consolidated financial statements for the years ended 31st December 2003 and 2002. This Amendment should be read in conjunction with our Prospectus, and is qualified by reference to the Prospectus, except to the extent that the information herein contained supersedes the information contained in the Prospectus.

The second paragraph in the section in the Prospectus entitled "Documents Incorporated By Reference" (being the paragraph following the list of documents that are incorporated by reference) is amended in its entirety by replacing it with the following: "Any document of the type referred to above and any material change report (excluding confidential material change reports), comparative consolidated unaudited interim financial statements, exhibits to interim unaudited financial statements which contain updated earnings coverage ratios and any information circulars filed by CP Ships with the securities regulatory authorities in Canada prior to 21st April 2006 will be deemed to be incorporated by reference in this prospectus. In addition, any filings by CP Ships with the SEC prior to 21st April 2006 will be deemed to be incorporated by reference in this prospectus."

                               FORM F-10 PART II

                  INFORMATION NOT REQUIRED TO BE DELIVERED TO
                            OFFEREES OR PURCHASERS

Indemnification

Section 81 of the New Brunswick Business Corporation Act ("NBBCA"), which governs the Registrant, provides that, except in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Registrant and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Registrant may with the approval of the Court of Queen's Bench of New Brunswick indemnify a person referred to above in respect of an action by or on behalf of the Registrant or a body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the Registrant or such body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in (a) and (b) above. Notwithstanding the foregoing, a person referred to above is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the Registrant or body corporate if he was substantially successful on the merits in his defense of the action or proceeding and he fulfills the conditions set out in (a) and (b) above. The Registrant or a person referred to above may apply to a court for an order approving an indemnity provided under Section 81 of the NBBCA and the court may so order and make any further order it thinks fit. On such an application, the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel. A By-law of the Registrant provides that the Registrant shall indemnify such persons to the extent permitted by the NBBCA or otherwise by law. The directors and officers of the Registrant also have the benefit collectively of a directors and officers liability insurance policy. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              FORM F-10 PART III

                 UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC Staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrently with the filing of this Post-Effective Amendment No.1 on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X. Any changes to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of the relevant registration statement.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form F-10 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, as of the 17th day of February 2005.

                                               CP SHIPS LIMITED
                                               By: /s/ Raymond R. Miles
                                               ----------------------------
                                               Raymond R. Miles
                                               Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement has been signed as of the 17th day of February 2005 by the following persons in the capacities indicated:

Signatures                         Capacity
/s/ RAYMOND R. MILES               Chief Executive Officer and Director
 -------------------------------   (Principal Executive Officer)
Raymond R. Miles
 /s/ IAN J. WEBBER                 Chief Financial Officer and Director
--------------------------------   (Principal Financial and Accounting Officer)
Ian J. Webber
/s/ JOHN P. BOWMER*                Director
 ------------------------------
John P. Bowmer
 /s/ ROBERT J. CLANIN*             Director
 ------------------------------
Robert J. Clanin
 /s/ PETER J. DEY*                 Director
 ------------------------------
Peter J. Dey
/s/ JOHN D. MCNEIL*                Director
-------------------------------
John D. McNeil
/s/ NIGEL M.S. RICH*               Director
-------------------------------
Nigel M.S. Rich
/s/ VISCOUNT WEIR*                 Director
-------------------------------
Viscount Weir

*Pursuant to a previously filed power of attorney, Ian Torrens, as attorney-in-fact, does hereby sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of each such person, in each case in the capacity indicated and on the date indicated.



By:      /s/ Iain Torrens
          ------------------------------
         Iain Torrens
         Attorney-in-fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative in the United States of CP Ships Limited, in the City of Tampa, Florida, as of the 17th day of February 2005.

                                                         /s/ J.P. LaCasse
                                                         ---------------------
                                                         J.P. LaCasse

                                                             FORM F-10 EXHIBITS

Exhibit                   Description
Number

---------------------     -----------------------------------------------------
4.1                       The Registrant's Form 40-F/A for the year ended 31st
                          December 2003, which includes the audited restated
                          consolidated financial statements of CP Ships
                          Limited for the years ended 31st December 2003 and
                          2002, incorporated by reference to the Registrant's
                          40-F/A filed with the Commission on 12th November
                          2004

5.1 * Consent of PricewaterhouseCoopers LLP with regard to incorporation by reference of its reports included in
                          Exhibit 4.1.

--------------------

*        Filed herewith.

                               INDEX OF EXHIBITS


Exhibit                   Description
Number

---------------------     -----------------------------------------------------
4.1                       The Registrant's Form 40-F/A for the year ended 31st
                          December 2003, which includes the audited restated
                          consolidated financial statements of CP Ships
                          Limited for the years ended 31st December 2003 and
                          2002, incorporated by reference to the Registrant's
                          40-F/A filed with the Commission on 12th November
                          2004

5.1* Consent of PricewaterhouseCoopers LLP with regard to incorporation by reference of its reports included in
                          Exhibit 4.1.

--------------------

*        Filed herewith.

                                   FORM F-10

                              Exhibit Number 5.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-114811) on Form F-10 of our report dated 12th March 2004 except as to notes 2, 7, 23(b), and 24(k) which are as of 16th August 2004 and as to note 26 which is as of 27th September 2004, relating to the restated audited consolidated financial statements, which appears in CP Ships Limited amended Annual Report on Form 40-F/A for the year ended December 31, 2003.



PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Ontario, Canada

17 February 2005


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